UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)        April 25, 2019

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 25, 2019, Juniper Networks, Inc. (“we”, “our” or the “Company”) entered into a Credit Agreement (the “New Credit Agreement”) among the Company, the lenders from time to time party thereto and Citibank, N.A. (“Citibank”), as administrative agent. Bank of America, N.A. acted as syndication agent and Citibank and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint lead arrangers and joint bookrunners in connection with the New Credit Agreement. The New Credit Agreement replaces the Company’s revolving credit facility provided under the Credit Agreement, dated June 27, 2014, among the Company, the lenders party thereto and Citibank, as administrative agent (as amended on November 21, 2017, the “Prior Credit Agreement”), which agreement was terminated substantially concurrently with the Company entering into the New Credit Agreement.

The New Credit Agreement provides for a $500 million unsecured revolving credit facility, with an option of the Company to increase the amount of the credit facility by up to an additional $200 million, subject to certain terms and conditions as set forth therein. Proceeds of loans made under the New Credit Agreement may be used by the Company for working capital and general corporate purposes. Revolving loans may be borrowed, repaid and reborrowed until April 25, 2024 (subject to two one-year maturity extension options, on the terms and conditions set forth in the Credit Agreement), at which time all amounts borrowed must be repaid. Borrowings may be denominated, at the Company’s option, in U.S. dollars, pounds sterling or Euro. No loans are currently outstanding under the New Credit Agreement.

Revolving loans will bear interest, at the Company’s option, at either (i) a floating rate per annum equal to the base rate plus a margin of between 0.000% and 0.375%, depending on the Company’s public debt rating or (ii) a per annum rate equal to the reserve adjusted Eurocurrency rate, plus a margin of between 0.910% and 1.375%, depending on the Company’s public debt rating. Base rate is defined as the greatest of (A) Citibank’s prime rate, (B) the federal funds rate plus 0.500% or (C) the London interbank offered rate for deposits in U.S. dollars for a period of one month plus 1.00%. The Eurocurrency rate is determined for U.S. dollars and pounds sterling as the rate at which deposits in such currency are offered in the London interbank market for the applicable interest period and for Euro as the rate specified for deposits in Euro with a maturity comparable to the applicable interest period.

A default interest rate shall apply, at the Agent’s option or upon the request of the required lenders, on all obligations during a payment event of default under the New Credit Agreement at a rate per annum equal to 2.000% above the applicable interest rate. The Company will pay to each lender a facility fee on a quarterly basis based on the amount of each lender’s commitment to make loans, of between 0.090% and 0.250%, depending on the Company’s public debt rating. Revolving loans may be prepaid without penalty, subject to customary breakage costs for loans bearing interest at the Eurocurrency rate. The Company is also obligated to pay customary fees for a credit facility of this size and type.

The New Credit Agreement requires the Company to maintain a maximum leverage ratio and a minimum interest coverage ratio during the term of the credit facility. In addition, the New Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things, grant liens, merge or consolidate, dispose of all or substantially all of its assets, change their accounting or reporting policies, change their business and incur subsidiary indebtedness, in each case subject to customary exceptions for a credit facility of this size and type.

The New Credit Agreement includes customary events of default that, include among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross default to certain other indebtedness, bankruptcy and insolvency events involving the Company or its material subsidiaries, material judgments, change of control and certain ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the New Credit Agreement. A copy of the New Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth above under Item 1.01 with respect to the Prior Credit Agreement is incorporated herein by reference. For a description of the material terms of the Prior Credit Agreement, please see the Company’s Current Report on Form 8-K as filed with the Commission on June 27, 2014, which description is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 25, 2019, the Company issued a press release in which we announced preliminary financial results for the quarter ended March 31, 2019. The Company also posted on the Investor Relations section of its website (www.juniper.net) prepared remarks with respect to the quarter ended March 31, 2019. Copies of the press release and prepared remarks by the Company are furnished as Exhibits 99.1 and 99.2, respectively, to this report. Information on our website is not, and will not be deemed, a part of this report or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

The information furnished pursuant to this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Juniper Networks, Inc. on April 25, 2019

99.2	Prepared remarks by Juniper Networks, Inc. dated as of April 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

April 25, 2019	By:	/s/ Brian M. Martin
Name: Brian M. Martin
Title: Senior Vice President and General Counsel